Exhibit 99.1

News Release

Investor Contact:
Susan Kelly Trahan
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Third Quarter 2018 Results

Portsmouth, NH (November 7, 2018) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the third quarter ended September 30, 2018.
Third Quarter 2018 Highlights
•Net sales were $618.5 million for the third quarter of 2018, compared to net sales of $491.4 million for the third quarter of 2017.
•GAAP net loss was $18.4 million for the third quarter of 2018, compared to net loss of $14.3 million for the third quarter of 2017.
•Adjusted gross margin(1) was $46.1 million for the third quarter of 2018, compared to adjusted gross margin of $48.5 million for the third quarter of 2017.
•Adjusted EBITDA(1) was $8.6 million for the third quarter of 2018, compared to adjusted EBITDA of $14.8 million for the third quarter of 2017.
"Challenging market conditions in Refined Products limited our traditional purchasing opportunities in the quarter and, combined with increased interest costs, led to lower coverage," said Mr. David Glendon, President and Chief Executive Officer. "While these headwinds are expected to persist for the remainder of 2018, we continue to see compelling growth prospects in our business and look forward to providing additional detail on our earnings conference call and webcast."

Refined Products
•Volumes in the Refined Products segment decreased 2% to 246.7 million gallons in the third quarter of 2018, compared to 251.5 million gallons in the third quarter of 2017.
•Adjusted gross margin in the Refined Products segment decreased $5.4 million, or 17%, to $26.6 million in the third quarter of 2018, compared to $32.0 million in the third quarter of 2017.
“The convergence of sulfur specifications in the Northeast heating oil markets limited blending opportunities and a less attractive distillate market to purchase and store inventory also affected results," said Mr. Glendon. "This decline was partially offset by increased volume in diesel and gasoline sales."

Natural Gas
•Natural Gas segment volumes decreased 2% to 10.7 million Bcf in the third quarter of 2018, compared to 11.0 million Bcf in the third quarter of 2017.
•Natural Gas adjusted gross margin decreased $0.2 million, or 6%, to $3.0 million for the third quarter of 2018, compared to $3.2 million for the third quarter of 2017.

         (1) Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

"Natural Gas performance was in line with our expectations and prior year results," added Mr. Glendon.
Materials Handling
•Materials Handling adjusted gross margin increased by $3.3 million, or 29%, to $14.7 million for the third quarter of 2018, compared to $11.4 million for the third quarter of 2017.
"Materials Handling adjusted gross margin increased due to the transition of Kildair's asphalt marketing business to a storage and service contract," said Mr. Glendon. "We also saw increased asphalt activity at our Providence, RI and Newington, NH facilities following last year's capital investments."
2018 Guidance
Sprague is confirming fiscal year 2018 guidance provided in our press release dated August 8, 2018, with the exception of the following:
•Adjusted EBITDA is expected to be in the range of $110 million to $120 million.
•It is anticipated that selling, general and administrative expenses will be in the range of $81 million to $86 million.
•Maintenance capex is anticipated to be between $11 million and $14 million.
•Sprague expects to maintain the fourth quarter 2018 distribution at the current distribution level.
•The distribution coverage ratio(1) for full-year 2018 is expected to be slightly below 1.0x.
Quarterly Distribution
On October 26, 2018, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.6675 per unit for the quarter ended September 30, 2018, representing a 7% increase over the distribution declared for the quarter ended September 30, 2017. The distribution will be paid on November 13, 2018, to unitholders of record as of the close of business on November 6, 2018.
Financial Results Conference Call
Management will review Sprague’s third quarter 2018 financial results in a teleconference call for analysts and investors today, November 7, 2018.

Date and Time:	November 7, 2018 at 1:00 PM ET

Dial-in numbers:	(866) 516-2130 (U.S. and Canada)

(678) 509-7612 (International)

Participation Code:	6157579
The conference call may also be accessed live by a webcast available on the "Investor Relations - Calendar of Events" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
Non-GAAP Financial Measures
EBITDA, adjusted EBITDA, adjusted gross margin, and distribution coverage ratio are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, the net impact of biofuel excise tax credits in 2017 and 2013, and commencing in the fourth quarter of 2017, adjusted for the impact of acquisition related expenses. Accordingly, adjusted EBITDA for prior periods have been revised to conform to the current presentation.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague defines the distribution coverage ratio as the ratio of distributable cash flow to the quarterly or annual distribution payable on all outstanding common and subordinated units and incentive distributions. Sprague believes that the distribution coverage ratio provides important information relating to the relationship between Sprague's financial operating performance and its cash distribution capability.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin and other data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA or the distribution coverage ratio to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.

Cautionary Statement Regarding Forward Looking Statements
This press release includes forward looking statements regarding future expectations, plans, beliefs, goals and prospects for Sprague Resources LP. Sprague’s statements regarding future expectations, plans, beliefs, goals, or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2018 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.   Actual results may differ materially from those described in the forward-looking statements.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Statements of Operations Data:
Net sales	$618,455	$491,393	$2,691,259	$1,922,826
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	581,624	456,656	2,462,279	1,720,860
Operating expenses	21,047	16,891	66,537	50,624
Selling, general and administrative	16,923	17,559	63,349	63,472
Depreciation and amortization	8,343	6,655	25,146	19,537
Total operating costs and expenses	627,937	497,761	2,617,311	1,854,493
Operating (loss) income	(9,482)	(6,368)	73,948	68,333
Other income	293	—	293	183
Interest income	123	75	404	247
Interest expense	(9,073)	(7,170)	(28,369)	(22,604)
(Loss) income before income taxes	(18,139)	(13,463)	46,276	46,159
Income tax provision	(295)	(853)	(2,984)	(3,768)
Net (loss) income	(18,434)	(14,316)	43,292	42,391
Incentive distributions declared	(2,055)	(1,024)	(5,824)	(2,620)
Limited partners’ interest in net (loss) income	$(20,489)	$(15,340)	$37,468	$39,771
Net (loss) income per limited partner unit:
Common - basic	$(0.90)	$(0.68)	$1.65	$1.80
Common - diluted	$(0.90)	$(0.68)	$1.65	$1.78
Units used to compute net (loss) income per limited partner unit:
Common - basic	22,727,284	22,543,527	22,726,645	22,093,578
Common - diluted	22,727,284	22,543,527	22,766,725	22,368,432
Distribution declared per unit	$0.6675	$0.6225	$1.9875	$1.8225

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	246,666	251,496	1,127,154	994,518
Natural gas (MMBtus)	10,705	10,963	43,287	44,677
Materials handling (short tons)	735	603	2,105	1,879
Materials handling (gallons)	137,928	74,214	335,538	301,896
Net Sales:
Refined products	$551,489	$425,492	$2,396,374	$1,638,066
Natural gas	46,908	49,694	235,263	235,068
Materials handling	14,711	11,395	42,077	34,118
Other operations	5,347	4,812	17,545	15,574
Total net sales	$618,455	$491,393	$2,691,259	$1,922,826
Reconciliation of Operating (Loss) Income to Adjusted Gross Margin:
Operating (loss) income	$(9,482)	$(6,368)	$73,948	$68,333
Operating costs and expenses not allocated to operating segments:
Operating expenses	21,047	16,891	66,537	50,624
Selling, general and administrative	16,923	17,559	63,349	63,472
Depreciation and amortization	8,343	6,655	25,146	19,537
Add/(deduct):
Unrealized gain (loss) on inventory	3,281	13,673	(19,309)	(15,374)
Unrealized (loss) on prepaid forward contracts	—	(667)	—	(907)
Unrealized gain (loss) on natural gas transportation contracts	5,939	760	(4,413)	(6,105)
Total adjusted gross margin:	$46,051	$48,503	$205,258	$179,580
Adjusted Gross Margin:
Refined products	$26,646	$32,014	$111,652	$95,307
Natural gas	3,007	3,197	46,010	44,355
Materials handling	14,683	11,395	42,100	34,118
Other operations	1,715	1,897	5,496	5,800
Total adjusted gross margin	$46,051	$48,503	$205,258	$179,580

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net (loss) income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(18,434)	$(14,316)	$43,292	$42,391
Add/(deduct):
Interest expense, net	8,950	7,095	27,965	22,357
Tax provision	295	853	2,984	3,768
Depreciation and amortization	8,343	6,655	25,146	19,537
EBITDA	$(846)	$287	$99,387	$88,053
Add/(deduct):
Unrealized gain (loss) on inventory	3,281	13,673	(19,309)	(15,374)
Unrealized (loss) on prepaid forward contracts	—	(667)	—	(907)
Unrealized gain (loss) on natural gas transportation contracts	5,939	760	(4,413)	(6,105)
Biofuel tax credit	—	—	(4,022)	—
Acquisition related expenses (2)	30	722	725	1,707
Other adjustments (3)	204	—	595	—
Adjusted EBITDA	$8,608	$14,775	$72,963	$67,374
Add/(deduct):
Cash interest expense, net	(7,619)	(5,360)	(23,960)	(17,155)
Cash taxes	(973)	(723)	(3,034)	(2,814)
Maintenance capital expenditures	(2,586)	(4,322)	(8,321)	(8,535)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	(335)	(243)	(91)	1,703
Other	(265)	159	39	897
Distributable cash flow	$(3,170)	$4,286	$37,596	$41,470

(2)
Beginning in the fourth quarter of 2017, we excluded the impact of acquisition related expenses from our calculation of adjusted EBITDA. We incur expenses in connection with acquisitions and given the nature, variability of amounts, and the fact that these expenses would not have otherwise been incurred as part of our continuing operations, adjusted EBITDA excludes the impact of acquisition related expenses.  Adjusted EBITDA for prior periods have been revised to conform to this presentation.

(3)	Represents the change in fair value of contingent consideration related to the 2017 Coen Energy acquisition and other expense.